Exhibit 14(b)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Pre-Effective Amendment to the Registration Statement on Form N-14 of our report dated March 13, 2025, relating to the consolidated financial statements of Logan Ridge Finance Corporation appearing in the Annual Report on Form 10-K of Logan Ridge Finance Corporation for the year ended December 31, 2024. We also consent to the reference to us under the heading “Independent Registered Public Accounting Firm” in such Registration Statement.
/s/ Deloitte & Touche LLP
New York, New York
April 18, 2025